Exhibit 5.1

Mourant Ozannes 5th Floor Waters Edge Building Meridian Plaza Road Town Tortola British Virgin Islands

AGM Group Holdings Inc. OMC Chambers Wickhams Cay I Road Town Tortola British Virgin Islands (the Addressee)

Date | 10 January 2022

Our ref | 8056344/82603932/2

Dear Addressee

AGM Group Holdings Inc. (the Company)

We have acted as the Company's British Virgin Islands legal advisers in connection with the Company's Registration Statement (defined below) which has been filed with the US Securities and Exchange Commission (the SEC) under the US Securities Act of 1933 (as amended) (the Securities Act) relating to the offering of the Company's Class A Ordinary Shares (defined below) and warrants (the Warrants) exercisable into Class A Ordinary Shares (the Warrant Shares).

1.	Documents, searches and definitions

1.1	We have reviewed a copy of each of the following documents for the purposes of this opinion:

(a)	the registration statement on Form F-3 which was initially filed with the SEC under the Securities Act on 5 March 2020, as amended on 19 March 2020 and 22 May 2020, and declared effective on 28 May 2020 (the Registration Statement);

(b)	the prospectus supplement pursuant to Rule 424(b)(5) of the Securities Act dated 14 December 2021 (the Prospectus Supplement);

(c)	each securities purchase agreement dated 10 December 2021 between the Company and each investor relating to the issuance and sale by the Company to that investor of a specific number of Class A Ordinary Shares and Warrants corresponding with that investor's subscription amount, as listed in the Company's Investor List (defined below) (each, a Purchase Agreement and together, the Purchase Agreements);

(d)	each Class A Ordinary Share purchase warrant agreement dated 14 December 2021 between the Company and each investor relating to the issuance and sale by the Company to that investor of a specific number of Warrants to purchase Class A Ordinary Shares at an exercise price of US$8.30 per Class A Ordinary Share (subject to adjustment under the terms of the warrant agreement) corresponding with that investor's subscription amount, as listed in the Company's Investor List (each, an Investor Warrant Agreement and together, the Investor Warrant Agreements);

Mourant Ozannes is a British Virgin Islands partnership

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(e)	each Class A Ordinary Share purchase warrant agreement dated 14 December 2021 issued by the Company to the Placement Agent (defined below) or its designee(s) to purchase a specific number of Class A Ordinary Shares at an exercise price of US$8.30 per Class A Ordinary Share (subject to adjustment under the terms of the warrant agreement) (each, a PA Warrant Agreement and together, the PA Warrant Agreements and the PA Warrant Agreements, together with the Investor Warrant Agreements, being the Warrant Agreements and each, a Warrant Agreement);

(f)	each registration rights agreement dated 10 December 2021 between the Company and each Investor (each, a Registration Rights Agreement);

(g)	a placement agency agreement dated 10 December 2021 between the Company and FT Global Capital, Inc. (the Placement Agent);

(h)	the resolutions in writing of the directors of the Company passed on 10 December 2021 (the Previous Director Resolutions);

(i)	the resolutions in writing of the directors of the Company passed on 6 January 2022 approving (among other things) the issuance of the Warrant Shares to the Investors and the Placement Agent (or its designees) (the Director Resolutions);

(j)	the Company's investor list as contained in Schedule 1 of the Previous Director Resolutions (the Company's Investor List);

(k)	the Company's certificate(s) of incorporation (the Certificate of Incorporation) and memorandum and articles of association (the M&A) obtained from the Company Search (defined below);

(l)	a certificate of the Company's registered agent dated 10 January 2022 (the Registered Agent's Certificate);

(m)	a copy of the Company's certified shareholder list (class A shares) maintained by the Company's transfer agent that was provided to us by the Company on 4 January 2022 (the List of Members); and

(n)	a certificate of good standing for the Company dated 7 January 2022 issued by the Registrar (defined below) (the Certificate of Good Standing).

1.2	We have carried out the following searches (together, the Searches) in relation to the Company:

(a)	a search of the records maintained by the Registrar (defined below) that were on file and available for public inspection on 10 January 2022 (the Company Search); and

(b)	a search of the records of proceedings in the BVI Courts (defined below) available for public inspection contained in the judicial enforcement management system (the electronic register of proceedings) maintained at the registry of the High Court of Justice of the Virgin Islands (the High Court) on 10 January 2022 (the High Court Search).

1.3	In this opinion:

(a)	agreement includes an agreement, deed or other instrument;

(b)	BVI means the territory of the British Virgin Islands;

(c)	BVI Courts means the Eastern Caribbean Supreme Court, Court of Appeal (Virgin Islands) and the High Court (Civil and Commercial Divisions), and BVI Court means any of them;

(d)	Class A Ordinary Shares means the Class A ordinary shares of par value US$0.001 each in the Company;

(e)	Companies Act means the BVI Business Companies Act 2004;

(f)	Company Records means the Certificate of Incorporation, the M&A, the Certificate of Good Standing, the Registered Agent's Certificate, the Company's Investor List and the List of Members;

(g)	Document means each Purchase Agreement, each Warrant Agreement, and each Registration Rights Agreement and Document means any of them;

(h)	execute and its other grammatical forms mean (unless the context requires otherwise) that a document has been signed, dated and unconditionally delivered;

(i)	Insolvency Act means the Insolvency Act 2003;

(j)	insolvent has the meaning given in the Insolvency Act;

(k)	Investors means those persons listed in the Company's Investor List as an investor or shareholder (or designee of the Placement Agent, as applicable) and an Investor means any of them;

(l)	non-assessable means, in relation to a Security, that the purchase price for which the Company agreed to issue that Security has been paid in full to the Company and that no further sum is payable to the Company by a member, solely by virtue of its status as a member, in respect of that Security;

(m)	Prospectus means the prospectus that forms part of (or is included in) the Registration Statement;

(n)	Registrar means the Registrar of Corporate Affairs appointed under the Companies Act;

(o)	Securities means collectively the A Ordinary Shares, the Warrant Shares and the Warrants and Security means any of them; and

(p)	signed means that a document has been duly signed or sealed.

2.	Assumptions

We have assumed (and have not independently verified) that:

2.1	each document examined by us:

(a)	whether it is an original or copy, is (along with any date, signature, initial, stamp or seal on it) genuine and complete, up-to-date and (where applicable) in full force and effect; and

(b)	was (where it was executed after we reviewed it) executed in materially the same form as the last draft of that document examined by us;

2.2	where we have only been sent a copy of the signed signature pages of any Document, each party to that Document has unconditionally delivered the entire document (including its signed signature page) in materially the same form as the last draft of that Document examined by us;

2.3	in causing the Company to enter into each Document, each director of the Company:

(a)	acted honestly, in good faith and in what the director believed to be the best interests of the Company;

(b)	exercised the director's powers as a director for a proper purpose; and

(c)	exercised the care, diligence and skill that a reasonable director would exercise in the same circumstances;

2.4	each director of the Company (and any alternate director):

(a)	has disclosed to each other director any interest of that director (or alternate director) in the transactions contemplated by the Registration Statement and the relevant Document in accordance with the M&A and the Companies Act; and

(b)	disclosed to each other director any interest of that director (or alternate director) in the issuance of the Securities in accordance with the M&A and the Companies Act;

2.5	each of the Previous Director Resolutions and the Director Resolutions were duly passed, are in full force and effect and have not been amended, revoked or superseded;

2.6	each document examined by us that has been signed by the Company:

(a)	has been signed by the person(s) authorised by the Company to sign it;

(b)	(where any signatory is a body corporate) it has been signed in accordance with that body corporate's constitution and then current signing authorities; and

(c)	has been dated and unconditionally delivered by the Company;

2.7	there are no documents or arrangements to which the Company is party or resolutions of the Company's directors or shareholders that conflict with, or would be breached by, any term of the Registration Statement, each Document or the issuance of any of the Securities;

2.8	upon issue the Company will receive in full the consideration for which the Company agreed to issue the Warrant Shares, which shall be equal to at least the par value thereof;

2.9	the Securities have been (or will be) issued in accordance with all applicable laws, the M&A and the terms of the Registration Statement and the relevant Document, and any Document will be in full force and effective and legal, binding and enforceable under all applicable laws at the time that the relevant Securities are issued;

2.10	the Registration Statement and any required amendment thereto have all become effective under the Securities Act and the Prospectus and any and all future supplements to the Prospectus (including the Prospectus Supplement) required by applicable laws have been delivered and filed as required by such laws;

2.11	the Company is not insolvent and will not become insolvent as a result of executing, or performing its obligations under, any document relating to the issuance of the Securities (including the Registration Statement and each Document) and no steps have been taken, or resolutions passed, to appoint a liquidator of the Company or a receiver in respect of the Company or any of its assets;

2.12	each party to each Document (other than, as a matter of the laws of the British Virgin Islands, the Company) has:

(a)	the capacity and power;

(b)	taken or will take all necessary action; and

(c)	obtained or made (or will obtain and will make) all necessary agreements, approvals, authorisations, consents, filings, licences, registrations and qualifications (whether as a matter of any law or regulation applicable to it or as a matter of any agreement binding upon it), to execute, and perform its obligations under, that Document;

2.13	none of our opinions will be affected by the laws or public policy of any foreign jurisdiction;

2.14	in relation to the Searches:

(a)	all public records of the Company we have examined are complete and accurate;

(b)	all filings required to be made in relation to the Company with the Registrar have been made and there was no information which had been filed that did not appear on the records of the Company at the time of the Company Search; and

(c)	the information disclosed by the Searches was at the time of each search, and continues to be, accurate and complete; and

2.15	the Company Records were and remain at the date of this opinion accurate and complete;

2.16	no Class A Ordinary Share or Warrant Share will be issued for a price which is less than its par value;

2.17	the Company will have sufficient authorised but unissued shares to issue each Class A Ordinary Share and Warrant Share; and

2.18	no change will be made to the M&A which will affect the continuing accuracy of this opinion.

3.	Opinion

Subject to the assumptions, observations, qualifications and limitations set out in this opinion, and to matters not disclosed to us, we are of the following opinion.

3.1	Status: the Company is registered under the Companies Act, validly exists under the laws of the BVI and is of good standing with the Registrar. The Company is of good standing on the date of issue of the Certificate of Good Standing if it:

(a)	is listed on the register of companies maintained by the Registrar;

(b)	has paid to the Registrar all fees, annual fees and penalties due and payable; and

(c)	has filed with the Registrar a copy of its register of directors which is complete (to the satisfaction of the Registrar as to the requisite information relating to each director and is properly filed) or is not yet due to file its register of directors with the Registrar.

3.2	Issuance of Warrant Shares:

(a)	the Company has duly authorised the issuance of each Warrant Share;

(b)	when each Warrant Share has been issued and paid for as contemplated by the Registration Statement and the applicable Purchase Agreement and Warrant Agreement, it will be validly issued, fully paid and non-assessable; and

(c)	when the Company's register of members has been updated to record the issuance of each Warrant Share to the applicable Investor, that Investor will be deemed to have legal title to that Warrant Share.

4.	Qualifications and observations

This opinion is subject to the following qualifications and observations.

4.1	This opinion is subject to all laws relating to bankruptcy, dissolution, insolvency, re-organisation, liquidation, moratorium, court schemes and other laws and legal procedures of general application affecting or relating to the rights of creditors.

4.2	The Company Search will not reveal any document which has not been filed with the Registrar or which was filed but was not registered or did not appear on the Company's file at the time of the Company Search.

4.3	The High Court Search will not reveal (among other things) if there are any:

(a)	proceedings or appointments that have not been filed or that have been filed but have not been recorded in the High Court's judicial enforcement management system or that have been filed but did not appear on the High Court's judicial enforcement management system at the time of the High Court Search;

(b)	proceedings commenced prior to 1 January 2000 if no document has been filed since that date;

(c)	proceedings against the Company that have been threatened but not filed;

(d)	files that have been sealed pursuant to a court order; or

(e)	arbitration proceedings in which the Company is a defendant or respondent.

5.	Limitations

5.1	This opinion is limited to the matters expressly stated in it and it is given solely in connection with the Registration Statement and the issuance of the Securities.

5.2	For the purposes of this opinion, we have only examined the documents listed in paragraph 1.1 above and carried out the Searches. We have not examined any term or document incorporated by reference, or otherwise referred to, whether in whole or part, in the Registration Statement or in any Document and we offer no opinion on any such term or document.

5.3	We have made no investigation of, and express no opinion with respect to, the laws of any jurisdiction other than the BVI or the effect of the Registration Statement, any Document under those laws. In particular, we express no opinion as to the meaning or effect of any foreign statutes referred to in the Registration Statement or any Document.

5.4	We assume no obligation to advise the Company (or any person we give consent to rely on this opinion) in relation to changes of fact or law that may have a bearing on the continuing accuracy of this opinion.

6.	Governing law

This opinion, and any non-contractual obligations arising out of it, are governed by, and to be interpreted in accordance with, BVI laws in force on the date of this opinion.

7.	Consent

7.1	This opinion may only be used in connection with the offer and sale of the Securities while the Registration Statement is effective.

7.2	We consent to:

(a)	the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement; and

(b)	reference to us being made in the section of the Prospectus and Prospectus Supplement under the heading Legal Matters and elsewhere in the Prospectus and Prospectus Supplement.

7.3	In giving this consent, we do not admit that we are included in the category of persons whose consent is required under section 7 of the Securities Act or the rules and regulations promulgated by the SEC under the Securities Act.

Yours faithfully

/s/Mourant Ozannes

Mourant Ozannes